EXHIBIT 99.1

                             GRANT PARK FUTURES FUND


               WEEKLY COMMENTARY FOR THE WEEK ENDED MARCH 4, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     3/4/05

                          Weekly ROR     MTD ROR     YTD ROR

Class A Units                2.97%        1.61%       -1.17%
Class B Units                2.95%        1.60%       -1.34%
* Subject to independent verification

Advances in a majority of sectors resulted in a profitable week for the Fund. Positions in the stock indices, agricultural/soft commodities and foreign currencies recorded the biggest gains; losses were limited to the fixed income sector.

Long positions in stock indices benefited from a favorable report on U.S. employment. The U.S. Department of Labor announced on Friday that February non-farm payrolls grew by 262,000 and that average hourly earnings remained unchanged at $15.90. The hourly earnings news eased investors' concerns about inflation and led to a rally in banking and financial stocks. The reasoning here is that the absence of inflation might translate into a more benign Federal Reserve policy which could keep interest rates lower and not stunt lending activity. Longs in the S&P Composite Index gained as the index climbed 12.50 points by Friday's close. Longs in the Mini Dow Jones market on the Chicago Board of Trade posted gains as the March contract rallied 114 points to close at 10,956. Long positions overseas also benefited as the German DAX and Paris CAC both settled the session higher. Elsewhere, longs in the Australian Share Price Index, Canadian S&P and Tokyo Nikkei recorded profits as those indices closed higher for the week.

Long positions in the agricultural commodities registered gains for the week, thanks to the continued upward movement of soybean prices. Analysts said that the dry weather across South American growing regions subsided somewhat with rains in Argentina but dry conditions still existed in Brazil and helped to keep prices higher. They also credited much of the rally to continued heavy buying on behalf of large commodity funds scrambling to cover existing short positions and establish new long positions. May soybeans rose 25.25 cents to settle the week at $6.2975 per bushel. May soybean meal was $7.40 higher per ton while soybean oil added 0.53 cents for the week. Long positions in corn sustained losses as the May contract closed 4.50 cents lower for the week. Long positions in the soft commodities also fared well. Estimates for the upcoming Brazilian coffee crop were lower than analysts had anticipated, pushing the price of May coffee
6.65 cents higher to close at $1.2405 per pound. Long cotton positions also recorded gains as the May issue added 1.05 cents to settle at 51.23 cents per pound.

Long positions in foreign currencies also posted gains. Longs in the Australian dollar, Mexican peso and New Zealand dollar all gained ground as the U.S. dollar fell against each of these currencies. The Friday jobs report did little to help the dollar as the good news regarding static hourly earnings sent the dollar lower on the possibility that the Fed might keep short-term interest rates reigned in.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
          THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, long positions in the fixed income sector lost ground as prices for foreign financials traded lower for the week. Both British long gilts and German bunds finished the week in weaker territory. Longs in the Japanese Government Bond also lost ground. These losses were somewhat offset by gains from short positions in the eurodollar contract at the CME in Chicago as the December '05 contract fell 3 basis points for the week.








































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
          THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com